SOUTHWEST AIRLINES REPORTS FIRST QUARTER RESULTS,
BUSINESS TRANSFORMATION INITIATIVES DELIVER MEANINGFUL MARGIN EXPANSION

$227 million net income and $0.45 EPS, in line with guidance
Operating margin of 4.6%, an improvement of 8.1 points year-over-year
Generated $1.4 billion in operating cash flow in the quarter
Record first‑quarter passenger, operating, and unit revenues
Managed business revenue performance a March and quarterly record

DALLAS, TEXAS - April 22, 2026 - Southwest Airlines Co. (NYSE:LUV) today reported first quarter 2026 financial results, representing an important milestone as the transformational plan announced just 18 months ago is now fully implemented.

“First quarter 2026 marked a turning point for Southwest, as our broad set of commercial, operational, and cost initiatives is now translating into terrific results. Demand for our new product offerings drove record first quarter revenues, double‑digit unit revenue growth, and significant improvement in earnings and margins. These results were achieved despite significantly higher fuel costs, underscoring the momentum across the business and the strength of our transformed business model.

"Our Customers have embraced and value our new products, and that is reflected in our financial performance. Demand continues to be strong, and we remain focused on controlling what we can control by managing costs, optimizing revenue initiatives, and directing capacity toward higher‑return opportunities. While the external environment remains uncertain, we are confident in our positioning and the strong momentum we are seeing at Southwest,” said Bob Jordan, Southwest’s President & Chief Executive Officer.

1Q Highlights:
•Operating revenues of $7.2 billion, a first-quarter record, up 12.8% year-over-year
•Net income of $227 million, or $0.45 diluted earnings per share, and an adjusted net margin1 expected to be the highest among large U.S. airlines
•Operating margin of 4.6%, an improvement of 8.1 points and 6.6 points adjusted1, both year-over-year
•Generated operating cash flow of $1.4 billion, an increase of 65% from the first quarter of 2025
•Strong cost discipline continued in the quarter, with operating expenses increasing 4.0% and unit costs (CASM-X1) increasing 2.3% on capacity growth of 1.5%, all year-over-year

•Returned over $1.3 billion to Shareholders through a combination of share repurchases and dividends
•Drove strong Customer buy‑up, with approximately 60% of Customers upgrading from the base product in first quarter 2026, up from approximately 20% in 2025
•Rapid Rewards engagement strengthened, with enrollments up 37% and tier‑status earners increasing 62%, both year-over-year
•Managed business revenue delivered its strongest March and quarterly performances in Company history, increasing 25% and 16%, respectively, year-over-year
•Successfully launched assigned and extra legroom seating on January 27, 2026, while achieving best‑in‑class on‑time performance and the highest completion factor among large domestic airline peers on the day of launch
•Continued fleet upgrades with in‑seat power and larger overhead bins, with approximately two thirds of aircraft expected to be equipped with both features by late 2026
•Announced planned deployment of Starlink ultra‑fast Wi‑Fi across the fleet, with initial aircraft expected to enter service in summer 2026 and at least 300 aircraft planned by year‑end 2026
•Entered a new strategic partnership with All Nippon Airways, expanding the Company’s global network to seven partners
•Commenced service in St. Thomas, U.S. Virgin Islands and Knoxville, Tennessee, two of five new market entries in 2026

Guidance and Outlook:
The following table provides guidance for second quarter 2026. The Company is guiding adjusted EPS1,2,3 to be in the range of $0.35 to $0.65, based on the forward fuel curve as of April 16, and the current demand and revenue environment. Given the ongoing macroeconomic uncertainty, updating the Company's full-year adjusted EPS guidance of $4.00 would not be productive at this time. Achieving this outcome would require lower fuel prices and/or stronger revenue performance to offset higher fuel expense. The Company expects to provide updates to this guidance as appropriate.

2Q 2026 Forecast
Adjusted EPS	$0.35 to $0.65
ASMs (a), year-over-year	Flat to up 1.0%
RASM (b), year-over-year	16.5% to 18.5%
CASM-X (c), year-over-year[1,3]	3.5% to 4.0%

(a) Available seat miles ("ASMs" or "capacity").
(b) Operating revenue per available seat mile ("RASM" or "unit revenues").
(c) Operating expenses per available seat mile, excluding aircraft fuel and related taxes expense, special items, and profit sharing ("CASM-X").

Revenue Results and Outlook:
•Record first quarter 2026 passenger revenues of $6.6 billion, a 13.4 percent increase year-over-year
•Record first quarter 2026 operating revenues of $7.2 billion, a 12.8 percent increase year-over-year
•First quarter 2026 RASM increased 11.2 percent year-over-year, above prior guidance, on capacity up 1.5 percent, reflecting initiative contributions and broad-based demand strength across the network
•Second quarter 2026 RASM is expected to increase between 16.5% and 18.5% year-over year

Non-Fuel Costs and Outlook:
•First quarter 2026 operating expenses increased 4.0 percent year-over-year, to $6.9 billion
•First quarter 2026 operating expenses, excluding aircraft fuel and related taxes expense, special items, and profit sharing1, increased 3.9 percent year-over-year
•First quarter 2026 CASM-X increased 2.3 percent year-over-year, below prior guidance
•Second quarter 2026 CASM-X is expected to increase between 3.5% and 4.0% year-over-year, which includes an expected 1.2 point impact from the removal of six seats from the Boeing 737-700 fleet to enable extra legroom seating

Fuel Costs:
•First quarter 2026 fuel costs were $2.73 per gallon, above prior guidance of approximately $2.40, which increased fuel expense by $164 million and represented an approximate $0.22 headwind to EPS
•Second quarter 2026 fuel cost per gallon is assumed to be between $4.10 and $4.154 based on the forward curve as of April 16

Capacity, Fleet, and Capital Spending:
•First quarter 2026 capacity increased 1.5 percent year-over-year
•Received 10 Boeing 737-8 aircraft and retired 13 aircraft (including eight Boeing 737-700 aircraft and the sale of three Boeing 737-700 aircraft and two Boeing 737-800 aircraft) in first quarter 2026, ending the quarter with 800 aircraft
•First quarter 2026 gross capital expenditures were $630 million, driven primarily by aircraft-related capital spending, as well as technology, facilities, and operational investments
•Expect 66 Boeing 737-8 aircraft deliveries and plan to retire approximately 60 aircraft in 2026

•Continued efforts to optimize the network, including announcing the suspension of operations at Chicago O’Hare and Washington Dulles in June and the reallocation of capacity to higher-performing markets
•Entered 2026 with a disciplined capacity plan and now expect full-year growth of approximately 2%, at the low end of the prior 2% to 3% guide year-over-year
•Expect 2026 net capital spending5 in the range of $3.0 billion to $3.5 billion
Liquidity and Capital Deployment:
•Ended first quarter 2026 with $3.3 billion in cash and cash equivalents and a revolving credit line of $1.5 billion
•Ended the quarter with leverage1,6 of 2.2x
•Have unencumbered aircraft and other related assets with a net book value of approximately $16.5 billion
•Repurchased $1.25 billion in shares and distributed $93 million in dividends during first quarter 2026
•$450 million remains outstanding under the Company's $2.0 billion share repurchase authorization
•Entered into a $500 million aircraft-secured term loan agreement used to pay down final portion of the Company's Payroll Support Program loan

Conference Call:
Southwest will discuss its first quarter 2026 results on a conference call at 10:00 a.m. Eastern Time on April 23, 2026. To listen to a live broadcast of the conference call, please go to
https://www.southwestairlinesinvestorrelations.com.

Footnotes
1See Note Regarding Use of Non-GAAP Financial Measures for additional information on special items. In addition, information regarding special items and economic results is included in the accompanying table Reconciliation of Reported Amounts to Non-GAAP Items (also referred to as "excluding special items").
2Adjusted income (loss) per share, or adjusted EPS, a non-GAAP financial measure, is calculated as net income (loss), excluding special items, divided by diluted weighted-average shares outstanding.
3Projections do not reflect the potential impact of Aircraft fuel and related taxes expense, special items, and profit sharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the Aircraft fuel and related taxes expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.
4Based on market prices as of April 16, 2026. Fuel cost per gallon includes fuel taxes and fuel hedging net premium expense of $0.05 per gallon related to terminated fuel derivative contracts.
5Net capital expenditures include the impact of aircraft sales and sale-leaseback transactions.
6Leverage, adjusted debt, and adjusted EBITDAR are each non-GAAP financial measures. Leverage is calculated as adjusted debt divided by trailing twelve month adjusted EBITDAR. Adjusted EBITDAR is calculated as earnings before interest and taxes, and non-operating other (gains) losses, net, excluding special items, and adjusted by adding depreciation and amortization and the fixed portion of operating lease expense ("adjusted EBITDAR"). Adjusted debt includes current and long-term debt, finance lease obligations, and operating lease liabilities (including fleet, ground, and other).

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial and operational outlook, expectations, goals, plans, targets, and projected results of operations, including with respect to its initiatives, and including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s initiatives, strategic priorities and focus areas, goals, and opportunities, including with respect to the Company’s transformational plan, product offering, positioning, and strong momentum; (iii) the Company’s capacity plans and expectations; (iv) the Company's expectations with respect to fuel costs and fuel efficiency, including factors underlying the Company's expectations; (v) the Company’s expectations with respect to managing costs, optimizing revenue initiatives, and directing capacity toward higher‑return opportunities; (vi) the Company’s network plans and expectations, including with respect to optimization efforts; (vii) the Company’s expectations with respect to the current demand and revenue environment; (viii) the Company’s plans and expectations with respect to Starlink Wi-Fi; (ix) the Company’s fleet plans and expectations, including with respect to its fleet order book, fleet utilization, fleet upgrades with in-seat power and larger overhead bins, fleet modernization, fleet transactions, flexibility, and expected fleet deliveries and retirements, and including factors and assumptions underlying the Company's plans and expectations; and (x) the Company's plans, estimates, and assumptions related to capital spending, including factors and assumptions underlying the Company's expectations and projections. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of geopolitical conflicts, fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, consumer perception, consumer uncertainties with respect to trade policies or government shutdowns (including the imposition of tariffs), economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) consumer behavior and response with respect to the Company's new commercial products and policies; (iv) the impact of fuel price changes, fuel price volatility, and fuel availability on the Company's business plans and results of operations; (v) the impact of governmental regulations and other governmental actions, including with respect to government shutdowns, as well as the Company’s ability to obtain any required governmental approvals, on the Company's business plans, results, and operations; (vi) the Company's dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company's aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company's dependence on the Federal Aviation Administration with respect to, among other things, the certification of the Boeing MAX 7 aircraft; (viii) the Company's dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, online travel agencies, operational reliability, fuel supply, maintenance, Global Distribution Systems, environmental sustainability, and the impact on the Company's operations and results of operations of any third-party delays or nonperformance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (xi) the Company's ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (xii) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xiii) the cost and effects of the actions of activist shareholders; and (xiv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Investor Contact:
Southwest Airlines Investor Relations
investor.relations@wnco.com

Media Contact:
Southwest Airlines Media Relations
214-792-4847
swamedia@wnco.com

SW-QFS

Southwest Airlines Co.
Condensed Consolidated Statement of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2026	2025	Percent Change
OPERATING REVENUES:
Passenger	$6,591	$5,811	13.4
Freight	44	41	7.3
Other	614	576	6.6
Total operating revenues	7,249	6,428	12.8

OPERATING EXPENSES:
Salaries, wages, and benefits	3,297	3,102	6.3
Aircraft fuel and related taxes	1,356	1,249	8.6
Maintenance materials and repairs	259	292	(11.3)
Landing fees and airport rentals	572	522	9.6
Depreciation and amortization	398	396	0.5
Other operating expenses	1,037	1,090	(4.9)
Total operating expenses	6,919	6,651	4.0

OPERATING INCOME (LOSS)	330	(223)	n.m.

NON-OPERATING EXPENSES (INCOME):
Interest expense	54	46	17.4
Capitalized interest	(12)	(11)	9.1
Interest income	(23)	(84)	(72.6)
Other (gains) losses, net	26	18	44.4
Total non-operating expenses (income)	45	(31)	n.m.

INCOME (LOSS) BEFORE INCOME TAXES	285	(192)	n.m.
PROVISION (BENEFIT) FOR INCOME TAXES	58	(43)	n.m.
NET INCOME (LOSS)	$227	$(149)	n.m.

NET INCOME (LOSS) PER SHARE:
Basic	$0.45	$(0.26)	n.m.
Diluted	$0.45	$(0.26)	n.m.

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	498	584	(14.7)
Diluted	503	584	(13.9)

Southwest Airlines Co.
Reconciliation of Reported Amounts to Non-GAAP Financial Measures (excluding special items)
(See Note Regarding Use of Non-GAAP Financial Measures)
(in millions, except per share and per ASM amounts) (unaudited)

		Three months ended
		March 31,		Percent
		2026	2025	Change
	Aircraft fuel and related taxes, unhedged	$1,327	$1,212
(a)	Add: Premium cost of fuel contracts designated as hedges	29	37
	Aircraft fuel and related taxes, as reported (and economic)	$1,356	$1,249	8.6

	Total operating expenses, as reported	$6,919	$6,651
	Deduct: Litigation accruals	—	(19)
	Deduct: Transformation costs	—	(14)
(b)	Deduct: Severance and related costs	—	(62)
	Total operating expenses, excluding special items	$6,919	$6,556	5.5
	Deduct: Aircraft fuel and related taxes expense, excluding special items (economic)	(1,356)	(1,249)
	Operating expenses, excluding Aircraft fuel and related taxes expense and special items	$5,563	$5,307	4.8
	Deduct: Profit-sharing expense	(50)	—
	Operating expenses, excluding Aircraft fuel and related taxes expense, special items, and profit sharing	$5,513	$5,307	3.9

	Operating income (loss), as reported	$330	$(223)
	Add: Litigation accruals	—	19
	Add: Transformation costs	—	14
(b)	Add: Severance and related costs	—	62
	Operating income (loss), excluding special items	$330	$(128)	n.m.

	Total operating revenues, as reported	$7,249	$6,428
	Operating margin, as reported	4.6%	(3.5)%	8.1 pts.
	Add: Impact of special items	—	1.5%
	Operating margin, excluding special items	4.6%	(2.0)%	6.6 pts.

	Income (loss) before income taxes, as reported	$285	$(192)
	Add: Litigation accruals	—	19
	Add: Transformation costs	—	14
(b)	Add: Severance and related costs	—	62
	Income (loss) before income taxes, excluding special items	$285	$(97)	n.m.

	Provision (benefit) for income taxes, as reported	$58	$(43)
(c)	Add: Net loss tax impact of fuel and special items	—	23
	Provision (benefit) for income taxes, net, excluding special items	$58	$(20)	n.m.

	Net income (loss), as reported	$227	$(149)
	Add: Litigation accruals	—	19
	Add: Transformation costs	—	14

(b)	Add: Severance and related costs	—	62
(c)	Deduct: Net loss tax impact of special items	—	(23)
	Net income (loss), excluding special items	$227	$(77)	n.m.

	Total operating revenues, as reported	$7,249	$6,428
	Net margin, as reported	3.1%	(2.3)%	5.4 pts.
	Add: Impact of special items	—	1.5%
(c)	Deduct: Net loss tax impact of special items	—	(0.4)%
	Net margin, excluding special items	3.1%	(1.2)%	4.3 pts.

	Net income (loss) per share, diluted, as reported	$0.45	$(0.26)
	Add: Impact of special items	—	0.16
(c)	Deduct: Net loss tax impact of special items	—	(0.03)
	Net income (loss) per share, diluted, excluding special items	$0.45	$(0.13)	n.m.

	Operating expenses per ASM (cents)	¢ 16.46	¢ 16.05
	Deduct: Impact of special items	—	(0.23)
	Deduct: Aircraft fuel and related taxes expense divided by ASMs	(3.23)	(3.01)
	Deduct: Profit-sharing expense divided by ASMs	(0.12)	—
	Operating expenses per ASM, excluding Aircraft fuel and related taxes expense, special items, and profit sharing (cents)	¢ 13.11	¢ 12.81	2.3
(a) Includes amounts reclassified from Accumulated other comprehensive income associated with hedges previously terminated.
(b) Represents Employee severance payments and related professional fees resulting from the workforce reduction in February 2025 ($53 million in Salaries, wages, and benefits and $9 million in Other operating expenses).
(c) Tax amounts for each individual special item are calculated at the Company's effective rate for the applicable period and totaled in this line item.

Southwest Airlines Co.
Comparative Consolidated Operating Statistics
(unaudited)
Relevant comparative operating statistics for the three months ended March 31, 2026 and 2025 are included below. The Company provides these operating statistics because they are commonly used in the airline industry and, as such, allow readers to compare the Company’s performance against its results for the prior year period, as well as against the performance of the Company’s peers.

	Three months ended
	March 31,		Percent
	2026	2025	Change
Revenue passengers carried (000s)	29,175	29,990	(2.7)
Enplaned passengers (000s)	37,277	37,139	0.4
Revenue passenger miles (RPMs) (in millions) (a)	31,151	30,629	1.7
Available seat miles (ASMs) (in millions) (b)	42,049	41,432	1.5
Load factor (c)	74.1%	73.9%	0.2 pts.
Average length of passenger haul (miles)	1,068	1,021	4.6
Average aircraft stage length (miles)	778	771	0.9
Trips flown	330,371	331,886	(0.5)
Seats flown (000s) (d)	53,030	53,237	(0.4)
Seats per trip (e)	160.5	160.4	0.1
Average passenger fare	$225.93	$193.75	16.6
Passenger revenue yield per RPM (cents) (f)	21.16	18.97	11.5
RASM (cents) (g)	17.24	15.51	11.2
PRASM (cents) (h)	15.68	14.02	11.8
CASM (cents) (i)	16.46	16.05	2.6
CASM, excluding fuel (cents)	13.23	13.04	1.5
CASM, excluding special items (cents)	16.46	15.82	4.0
CASM, excluding fuel and special items (cents)	13.23	12.81	3.3
CASM, excluding fuel, special items, and profit sharing (cents)	13.11	12.81	2.3
Fuel costs per gallon, including fuel tax (unhedged)	$2.67	$2.42	10.3
Fuel costs per gallon, including fuel tax	$2.73	$2.49	9.6
Fuel costs per gallon, including fuel tax (economic)	$2.73	$2.49	9.6
Fuel consumed, in gallons (millions)	496	500	(0.8)
Active fulltime equivalent Employees	73,401	71,506	2.7
Aircraft at end of period	800	800	—
(a) A revenue passenger mile is one paying passenger flown one mile. Also referred to as "traffic," which is a measure of demand for a given period.
(b) An available seat mile is one seat (empty or full) flown one mile. Also referred to as "capacity," which is a measure of supply or the space available to carry passengers in a given period.
(c) Revenue passenger miles divided by available seat miles.
(d) Seats flown is calculated using total number of seats available by aircraft type multiplied by the total trips flown by the same aircraft type during a particular period.
(e) Seats per trip is calculated by dividing seats flown by trips flown.
(f) Calculated as passenger revenue divided by revenue passenger miles. Also referred to as "yield," this is the average cost paid by a paying passenger to fly one mile, which is a measure of revenue production and fares.
(g) RASM (unit revenue) - Operating revenue yield per ASM, calculated as operating revenue divided by available seat miles. Also referred to as "operating unit revenues," this is a measure of operating revenue production based on the total available seat miles flown during a particular period.
(h) PRASM (Passenger unit revenue) - Passenger revenue yield per ASM, calculated as passenger revenue divided by available seat miles. Also referred to as “passenger unit revenues,” this is a measure of passenger revenue production based on the total available seat miles flown during a particular period.
(i) CASM (unit costs) - Operating expenses per ASM, calculated as operating expenses divided by available seat miles. Also referred to as "unit costs" or "cost per available seat mile," this is the average cost to fly an aircraft seat (empty or full) one mile, which is a measure of cost efficiency.

Southwest Airlines Co.
Condensed Consolidated Balance Sheet
(in millions)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,328	$3,231
Accounts and other receivables	1,254	1,149
Inventories of parts and supplies, at cost	833	775
Prepaid expenses and other current assets	554	490
Total current assets	5,969	5,645
Property and equipment, at cost:
Flight equipment	26,254	26,293
Ground property and equipment	9,317	9,163
Deposits on flight equipment purchase contracts	494	401
Assets constructed for others	88	88
	36,153	35,945
Less allowance for depreciation and amortization	15,777	15,700
	20,376	20,245
Goodwill	970	970
Operating lease right-of-use assets	1,019	1,089
Other assets	1,021	1,112
	$29,355	$29,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,114	$1,991
Accrued liabilities	2,170	2,349
Current operating lease liabilities	300	312
Air traffic liability	7,049	5,945
Current maturities of long-term debt	851	324
Total current liabilities	12,484	10,921

Long-term debt less current maturities	4,536	4,577
Air traffic liability - noncurrent	1,201	1,219
Deferred income taxes	2,353	2,289
Noncurrent operating lease liabilities	709	768
Other noncurrent liabilities	1,197	1,306
Stockholders' equity:
Common stock	888	888
Capital in excess of par value	4,260	4,322
Retained earnings	16,526	16,388
Accumulated other comprehensive loss	(1)	(24)
Treasury stock, at cost	(14,798)	(13,593)
Total stockholders' equity	6,875	7,981
	$29,355	$29,061

Southwest Airlines Co.
Condensed Consolidated Statement of Cash Flows
(in millions) (unaudited)

	Three months ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$227	$(149)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	398	396
Deferred income taxes	57	(43)
Gain on sale-leaseback transactions	—	(3)
Changes in certain assets and liabilities:
Accounts and other receivables	(93)	57
Other assets	(61)	145
Accounts payable and accrued liabilities	(79)	(126)
Air traffic liability	1,086	660
Other liabilities	(77)	(63)
Cash collateral provided to derivative counterparties	—	(22)
Other, net	(40)	8
Net cash provided by operating activities	1,418	860

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(630)	(527)
Proceeds from sale of property and equipment	192	26
Proceeds from sale-leaseback transactions	—	24
Purchases of short-term investments	—	(51)
Proceeds from sales of short-term and other investments	—	1,154
Other, net	(7)	(3)
Net cash provided by (used in) investing activities	(445)	623

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	500	—
Proceeds from Employee stock plans	16	17
Repurchase of common stock	(1,250)	(750)
Payments of long-term debt and finance lease obligations	(6)	(5)
Payments of cash dividends	(93)	(107)
Other, net	(43)	(13)
Net cash used in financing activities	(876)	(858)

NET CHANGE IN CASH AND CASH EQUIVALENTS	97	625

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,231	7,509

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,328	$8,134

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Company's unaudited Condensed Consolidated Financial Statements are prepared in accordance with GAAP. These GAAP financial statements include (i) unrealized noncash reclassifications, as a result of accounting requirements and elections previously made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges and benefits the Company considers unusual and/or infrequent in nature and thus may make comparisons to its prior or future performance difficult.
Accordingly, the Company also provides financial information in this filing that was not prepared in accordance with GAAP and should not be considered as a substitute for the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information (also referred to as "excluding special items"). Management believes special items can distort the trends associated with the Company’s ongoing performance. Therefore, management utilizes non-GAAP financial measures to evaluate the Company’s financial performance, anticipate future operating results, and assess trends without the impact of items that can vary significantly from period to period. The following measures are often provided, excluding special items, and are utilized by the Company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to industry trends: Total operating expenses, non-GAAP; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense and profit sharing; Operating income (loss), non-GAAP; Income (loss) before income taxes, non-GAAP; Provision (benefit) for income taxes, net, non-GAAP; Net income (loss), non-GAAP; Net income (loss) per share, diluted, non-GAAP; Operating expenses per ASM, non-GAAP, excluding Aircraft fuel and related taxes expense and profit sharing (cents); adjusted operating margin; adjusted net margin; and Adjusted debt to adjusted EBITDAR.

For the periods presented, special items include:

1.Charges associated with tentative litigation settlements regarding paid short-term military leave to certain Employees;
2.Expenses associated with professional advisory fees related to the Company's implementation of its comprehensive transformational plan; and
3.Charges associated with severance, post-employment benefits, and professional fees as a result of the Company's reduction in workforce.

The Company has also provided adjusted debt, adjusted EBITDAR, and adjusted debt to adjusted EBITDAR (leverage), which are non-GAAP measures of financial performance. Management believes these supplemental measures can provide a more accurate view of the Company's leverage and risk, since they consider the Company’s debt and debt-like obligation profile. Leverage ratios are widely used by investors, analysts, and rating agencies in the valuation, comparison, rating, and investment recommendations of companies. Although adjusted debt, adjusted EBITDAR, and leverage ratios are commonly-used financial measures, definitions of each differ; therefore, the Company is providing an explanation of its calculations for non-GAAP adjusted debt and adjusted EBITDAR in the accompanying reconciliation below in order to allow investors to compare and contrast its calculations to the calculations provided by other companies.

March 31, 2026
(in millions)
Current maturities of long-term debt, as reported	$851
Long-term debt less current maturities, as reported	4,536
Total debt, including finance leases (A)	5,387
Add: Current operating lease liabilities, as reported	300
Add: Noncurrent operating lease liabilities, as reported	709
Adjusted debt (B)	$6,396

Twelve Months Ended
March 31, 2026
Net income, as reported (C)	$816
Interest expense (income), net of capitalized interest, as reported	(25)
Income tax expense (benefit), as reported	223
Non-operating other (gains) losses, net, as reported	(33)
Operating income, as reported	981
Impact of special items	16
Operating income, non-GAAP	997
Depreciation and amortization	1,563
Fixed portion of operating lease expense	356
Adjusted EBITDAR (D)	$2,916

Total debt to Net income (A/C)	6.6x
Adjusted debt to adjusted EBITDAR (B/D)	2.2x